Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF ILLINOIS

(EASTERN DIVISION)

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In re	: :	Chapter 11
ENESCO GROUP, INC., et al.[1],	: :	Case No. 07-00565 Hon. A. Benjamin Goldgar

:
Debtors.	: :	(Jointly Administered)

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ORDER (A) APPROVING THE BIDDING PROCEDURES AND TERMINATION FEE PURSUANT TO ASSET PURCHASE
AGREEMENT, (B) SCHEDULING A HEARING TO CONSIDER APPROVAL OF SALE OF SUBSTANTIALLY ALL OF
SELLERS’ ASSETS, (C) APPROVING FORM AND MANNER OF NOTICE OF AUCTION AND SALE HEARING, (D)
APPROVING FORM AND MANNER OF ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS
AND UNEXPIRED LEASES, AND (E) GRANTING RELATED RELIEF

Upon the motion, dated January 18, 2007 (the “Motion”),2 of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”), requesting entry of, among other things, an order (the “Bidding Procedures Order”) under 11 U.S.C. §§ 105, 363, 365, 503, 507 and 1146(a) and Fed. R. Bankr. P. 6004(f) (A) approving the bidding procedures, substantially in the form attached to the Motion as Exhibit A, (the “Bidding Procedures”) to be employed in connection with the proposed sale (the “Sale”) of substantially all of the assets of Debtors Enesco Group, Inc. and Gregg Gift Manufacturing, Inc. (collectively, the “Sellers”), including the stock of certain non-debtor subsidiaries (collectively, the “Acquired Assets”), including, without limitation, the Termination Fee (as defined below) in connection with an Asset Purchase Agreement (the “Agreement”), dated as of January 21, 2007, by and among the Sellers and EGI Acquisition LLC (the “Purchaser”), attached to the Motion as Exhibit B; (B) scheduling a hearing to consider approval of the Sale (the “Sale Hearing”); (C) approving the form and manner of the notice of the auction (the “Auction”) and Sale Hearing substantially in the form attached to the Agreement as Exhibit F (the “Auction and Sale Notice”); (D) approving the form and manner of the notice of the assumption and assignment of the Assumed Contracts, substantially in the form attached to the Agreement as Exhibit E (the “Assumption and Assignment Notice”); and, (E) granting related relief;

And the Court having determined at the hearing held on January 22, 2007 (the “Hearing”) that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors and other parties-in-interest;

And upon the record of the Hearing; and the Court having considered all of the evidence presented, testimony adduced, and arguments of counsel made at the Hearing; and after due deliberation thereon, and good cause appearing therefor, it is hereby

FOUND, CONCLUDED AND DECLARED THAT:

A. This Court has jurisdiction over this matter and over the property of the Sellers and their respective bankruptcy estates pursuant to 28 U.S.C. §§ 157(a) and 1334;

B. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (M) and (O);

C. Good and sufficient notice of the relief sought in the Motion has been given in accordance with Fed. R. Bankr. P. 2002(a)(2), (c)(1), (i) and (k) and 6004(a), and no other or further notice is or shall be required. A reasonable opportunity to object or be heard regarding the relief requested in the Motion (including, without limitation, with respect to the proposed Bidding Procedures, the Termination Fee and the other relief sought by the Motion) has been afforded to all parties-in-interest;

D. The Sellers’ (i) Bidding Procedures, (ii) proposed notice of the Bidding Procedures, the Auction and the Sale, and (iii) proposed procedures with respect to assumption and assignment of the Assumed Contracts, as described or referred to in the Agreement, are appropriate and reasonably calculated to provide all interested parties with timely and proper notice thereof;

E. The Bidding Procedures in the form as annexed hereto as Exhibit A are fair, reasonable and appropriate and are designed to maximize the recovery on the Sellers’ businesses, the Acquired Assets and the Assumed Contracts;

F. The Sellers have demonstrated a sound business justification for authorizing the payment of the Termination Fee to the Purchaser under the circumstances, timing and procedures set forth in the Motion. The Termination Fee was negotiated by the parties in good faith and at arms’ length and payment of the Termination Fee, in accordance with the terms set forth in the Agreement, is fair and reasonable;

G. The Sellers’ payment of the Termination Fee to the Purchaser, in accordance with the terms set forth in the Agreement, and as described in open Court at the Hearing, is (a) an actual and necessary cost and expense of preserving the Sellers’ estates within the meaning of Bankruptcy Code section 503(b), (b) of substantial benefit to the Sellers’ estates, (c) reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended by the Purchaser notwithstanding that the proposed Sale is subject to higher or better offers, and (d) necessary to ensure that the Purchaser will continue to pursue its proposed acquisition of the Acquired Assets;

H. The Sellers agreed to pay the Termination Fee, in accordance with the conditions set forth in the Agreement, in order to induce the Purchaser to hold open its offer to enter into the Agreement and purchase the Acquired Assets. The Purchaser is unwilling to hold open its offer to purchase the Acquired Assets in accordance with the Agreement, unless it is assured payment of the Termination Fee in accordance with the conditions set forth in the Agreement. Such assurance to the Purchaser has had the effect of promoting and not chilling competitive bidding, inducing the Purchaser’s bid that otherwise would not have been made, and without which bidding would have been and would continue to be limited. Further, assuring the Purchaser that it will receive the Termination Fee if certain conditions set forth in the Agreement are met has induced the Purchaser to research the Sellers’ businesses and submit a bid which will serve as a minimum or floor bid for all of the Acquired Assets on which all other bidders may rely, thus increasing the likelihood of receiving the maximum value of the Acquired Assets;

I. Absent authorization of the payment of the Termination Fee in accordance with the terms of the Agreement, the Sellers may be unable to receive the maximum value of the Acquired Assets. In light of the benefits to the Sellers’ estates realized by having a fully negotiated Agreement, the expense and risk incurred by the Purchaser in reaching such Agreement, and the size of the Termination Fee in relation to the value of the transaction, ample support exists for this Court to authorize the Sellers to pay the Termination Fee; and

J. The entry of this Order is in the best interests of the Sellers, their estates, their creditors and other parties-in-interest; and it is therefore

1 The Debtors are the following entities: Enesco Group Inc., Enesco International Limited, and Gregg Gift Manufacturing, Inc.

2Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement (as hereinafter defined) or in the Bidding Procedures (as hereinafter defined), as applicable.

ORDERED, ADJUDGED AND DECREED THAT:

General Provisions

1. This Bidding Procedures Order constitutes the Bankruptcy Court’s finding of facts and conclusions of law pursuant to Bankruptcy Rule 7052.

2. The relief requested in the Motion is granted, as set forth herein.

3. All objections to entry of this Bidding Procedures Order or to the relief provided herein and in the Motion that have not been withdrawn, waived, resolved or settled, and all reservations of rights included therein, are hereby overruled on the merits, with the exception of the reservation of rights of the Creditors’ Committee made on the record at the hearing.

Bidding Procedures

4. The Bidding Procedures, substantially in conformity with those attached hereto as Exhibit A, are hereby approved and shall be binding upon all parties-in-interest in this case.

5. Any Qualified Bidder desiring to submit a Bid for the Acquired Assets shall submit it in accordance with the Bidding Procedures not later than 11:00 a.m. (Central time) on February 12, 2007 (the “Bid Deadline”). The Auction, if necessary, shall be held on February 14, 2007, at the time and place provided for, and in accordance with, the Bidding Procedures.

6. Payment of the Breakup Fee shall be made by Sellers prior to or contemporaneously with the consummation of an Alternative Transaction and payment of the Expense Reimbursement shall be made by Sellers in accordance with the Agreement; provided that Section 4.6(b) and (d) of the Agreement are hereby modified to provide that the Termination Fee shall constitute a superpriority administrative expense obligation of each of the Sellers’ estates, subject only to the Retained Professionals Carveout (as defined in the DIP Financing Agreement); further provided that Section 4.6(c) of the Agreement is hereby modified to provide that the Breakup Fee is 2.5% of the Aggregate Consideration.

Sale Hearing

7. The Sale Hearing shall be held before this Court on February 15, 2007 at 9:30 a.m. (Central time), or as soon thereafter as counsel and interested parties may be heard.

8. The Sale Hearing may, subject to the consent of the Purchaser (which consent shall not be unreasonably withheld), and with notice to the Creditors’ Committee, be adjourned, from time to time, without further notice to creditors or parties-in-interest other than by announcement of said adjournment before this Court or on this Court’s calendar on the date scheduled for said hearing.

Objections

9. Objections, if any, to the Sale, including objections with respect to the proposed Cure Amount (defined below), if any, and adequate assurance of future performance of obligations to counterparties to executory contracts and unexpired leases to be assumed and assigned to the Purchasers must (a) be in writing; (b) set forth the nature of the objector’s claims against or interests in the Sellers’ estates, and the basis for the objection and the specific grounds therefor; (c) comply with the Bankruptcy Rules and the Local Bankruptcy Rules and Orders of this Court; (d) be filed with the Bankruptcy Court for the Northern District of Illinois and be served upon the Sellers, the Purchaser, any statutory committee appointed in the Sellers’ bankruptcy cases, and the United States Trustee for the Northern District of Illinois, so as to be RECEIVED no later than 4:00 p.m. (Central time) on February 12, 2007 (the “Objection Deadline”). Only timely filed and served responses, objections, or other pleadings will be considered by this Court at the Sale Hearing. The failure of any person or entity to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Motion, the Sale or the consummation and performance of the Agreement.

Notice

10. Both (i) the Auction and Sale Notice, and (ii) the Assumption and Assignment Notice are hereby approved in all respects.

11. Notice of the Bidding Procedures, the Auction, the Sale Hearing and the remainder of the relief requested in the Motion, as described in the Motion, shall be good and sufficient notice thereof, and any requirements for other or further notice shall be waived and dispensed with pursuant to Bankruptcy Rules 2002, 6004, 6006 and 9007 and pursuant to this Court’s powers under Bankruptcy Code section 105, if, within one (1) day of the entry of this Bidding Procedures Order, or as soon thereafter as is practicable, the Sellers shall have caused a copy of the Motion, this Bidding Procedures Order, the Bidding Procedures, and the Agreement (without Schedules and Exhibits) to be served on the following persons by first class mail with postage prepaid or by hand delivery: (i) any statutory committee appointed in the Sellers’ chapter 11 bankruptcy cases; (ii) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion, including but not limited to all such taxing authorities or recording offices in the jurisdictions in which the Sellers have offices or other facilities or in which any of the Acquired Assets are located; (iii) all parties having expressed within the past six (6) months a bona fide interest in acquiring the Acquired Assets; (iv) all entities (or counsel therefor) known to have asserted any lien, claim, encumbrance, right of refusal, or other interest in or upon the Sellers or the Acquired Assets; (v) the United States Attorney’s Office; (vi) the Internal Revenue Service; (vii) the Securities and Exchange Commission; (viii) the United States Trustee for the Northern District of Illinois; and (vii) all entities who have filed a notice of appearance and request for service of papers in the Cases pursuant to Bankruptcy Rule 2002. Parties can obtain copies of the non-confidential Schedules and Exhibits to the Agreement by contacting Vedder Price Kaufman & Kammholz, P. C., (312) 609-5005, jmcenroe@vedderprice.com.

12. As soon as practicable after entry of this Bidding Procedures Order, the Sellers shall cause the Auction and Sale Notice to be published once each in The New York Times (national edition) and The Chicago Tribune pursuant to Bankruptcy Rules 2002(l) and 9008. Such notice, together with the notice prescribed in paragraph 11 above, is good and proper notice to all interested parties, including those whose identities are unknown to the Sellers.

Assumption and Assignment of Executory Contracts and Unexpired Leases

13. Within one (1) day of the entry of this Bidding Procedures Order, or as soon as thereafter as is practicable, the Sellers shall serve the Assumption and Assignment Notice on the counterparties to the Assumed Contracts, any statutory committee appointed in the Sellers’ bankruptcy cases, and the United States Trustee. The Assumption and Assignment Notice shall contain the following information: (a) the Sellers’ intent to assume and assign the Assumed Contracts to the Purchaser or the party whose bid for the Acquired Assets is approved by the Court effective as of the closing; (b) the amount necessary to satisfy the cure requirements of section 365 of the Bankruptcy Code (the “Cure Amount”); (c) that the counterparties to the Assumed Contracts shall have until the Objection Deadline to object to the assumption and assignment of the Assumed Contracts or the Cure Amount; (d) that any objection must comply with the objection procedures set forth in the Assumption and Assignment Notice.

14. Any counterparty to an Assumed Contract who does not file an objection to the assumption and assignment of such Assumed Contract, after having received actual or constructive notice of such assumption and assignment, shall be deemed to have waived and released any right to assert an objection to the assumption and assignment of any Assumed Contract and to have otherwise consented to such assumption and assignment and such Cure Amount and shall be forever barred and estopped from asserting or claiming against the Sellers, the Purchaser or the Successful Bidder or any other assignee of the relevant Assumed Contract that any additional amounts are due or conditions to assumption and assignment must be satisfied (other than unperformed year-end adjustments or audits) under such Assumed Contract for the period prior to the date of the Sale Hearing and, absent any subsequent defaults by the Purchaser.

15. A properly filed and served objection to an Assumption and Assignment Notice shall reserve such objecting party’s rights against the Sellers with respect to the relevant cure objection, but shall not constitute an objection to the remaining relief requested in the Sale Motion.

Miscellaneous

16. The Sellers are hereby authorized and empowered to take such steps, expend such sums of money and do such other things as may be necessary to implement and effect the terms and requirements established by this Bidding Procedures Order.

17. This Bidding Procedures Order shall be binding upon, and inure to the benefit of the Sellers, the Purchaser and their respective successors and assigns, including any chapter 7 or 11 Trustee or other fiduciary appointed for any of the Sellers’ estates whether in the above-captioned cases, subsequent bankruptcy cases or upon dismissal of any of the Sellers’ bankruptcy cases.

18. As provided by Bankruptcy Rules 6004(g) and 6006(d), this Bidding Procedures Order shall not be stayed for ten (10) days after the entry thereof and shall be effective and enforceable immediately upon the entry thereof.

19. This Court shall retain jurisdiction over any matters related to or arising from the implementation of this Bidding Procedures Order, including, but not limited to the right to amend this Bidding Procedures Order.

Dated:	Chicago, Illinois January 22, 2007

/s/ Honorable Benjamin A. Goldgar

Honorable A. Benjamin Goldgar

United States Bankruptcy Judge

Bidding Procedures

Set forth below are the bidding procedures (the “Bidding Procedures”) to be employed with respect to the Asset Purchase Agreement, dated as of January 21, 2007 (the “Agreement”), by and among Enesco Group, Inc. and Gregg Gift Manufacturing, Inc., as sellers (collectively, the “Sellers”), and EGI Acquisition LLC (the “Purchaser”), concerning, among other things, the sale, conveyance, assignment and transfer of the Acquired Assets.3 The following Bidding Procedures and related bid protections are designed to reimburse the Purchaser for its efforts and agreements to date and to facilitate a full and fair process designed to maximize the value of the Acquired Assets for the benefit of the Sellers’ estates and creditors.

The Sale Hearing

The sale of the Acquired Assets of the Sellers under the Agreement and the other transactions contemplated thereby (collectively, the “Sale”) are subject to competitive bidding as set forth herein and to approval by the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”) at a hearing (the “Sale Hearing”) pursuant to Bankruptcy Code sections 105, 363 and 365. Unless the Agreement has been terminated, at the Sale Hearing the Sellers shall seek entry of an order, among other things, authorizing and approving the Sale to the Purchaser or the Successful Bidder (as hereinafter defined) pursuant to the terms and conditions of the Agreement (the “Sale Approval Order”). The Sale Hearing may, subject to the prior consent of the Purchaser (which consent shall not be unreasonably withheld) and with notice to the official committee of unsecured creditors (the “Creditors’ Committee”), be adjourned or rescheduled without notice, other than by an announcement of the adjourned date at the Sale Hearing.

Determination of the Sellers

The Sellers shall (i) in consultation with the Creditors’ Committee, determine whether any person, other than the Purchaser, is a Qualified Bidder (as hereinafter defined), (ii) coordinate the efforts of Qualified Bidders, if any, in conducting their respective due diligence investigations regarding the Sellers, their businesses or the Acquired Assets generally, (iii) receive Bids (as hereinafter defined) from Qualified Bidders, if any, and (iv) negotiate any Bid made to purchase the Acquired Assets (collectively, the “Bidding Process”). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever relating to the Sellers, their business or the Acquired Assets to any person who is not a Qualified Bidder.

The Sellers shall, in consultation with the Creditors’ Committee, and subject to the prior consent of the Purchaser (which consent shall not be unreasonably withheld), have the right to amend the rules set forth herein for the Bidding Process or adopt such other written rules for the Bidding Process, which are not inconsistent with the terms of the Agreement or any Bankruptcy Court order, including the Bidding Procedures Order which, in the Sellers’ reasonable judgment, will better promote the goals of the Bidding Process; provided, however, that no material amendment to these Bidding Procedures shall be made without either (i) consent of the Creditors’ Committee or (ii) an order from the Bankruptcy Court.

The Sellers may, in consultation with the Creditors’ Committee, (a) determine, in their business judgment, which Qualified Bid (defined below), if any, is the highest or otherwise best offer for the Acquired Assets and (b) reject, at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any Bid that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, these Bidding Procedures, the Bidding Procedures Order, or the terms and conditions of the Agreement, or (iii) contrary to the best interests of the Sellers, their estates, their creditors and other parties-in-interest; provided, however, that if the Purchaser makes the only Qualified Bid or the Purchaser makes the Successful Bid (defined below), the foregoing provisions of this sentence shall be inoperative.

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If the Sellers do not receive any Bid, or if after the Auction the Purchaser is declared the Successful Bidder, the Sellers shall report the same to the Bankruptcy Court, and shall proceed with the Sale Hearing and request entry of the Sale Approval Order and the sale and assignment of the Acquired Assets to the Purchaser as provided by the Agreement.

Participation Requirements

In order to participate in the Bidding Process, each person (each, a “Potential Bidder”) other than the Purchaser, which is deemed to be a Qualified Bidder for all purposes, must deliver (unless previously delivered) to the Sellers:

20. An executed confidentiality agreement provided by the Sellers, which shall be no more favorable in the aggregate to the Potential Bidder than that delivered by the Purchaser;

21. Current audited financial statements of (A) the Potential Bidder, or (B) if the Potential Bidder is an entity formed for the purpose of acquiring the Acquired Assets of the Sellers, current audited financial statements of the equity holder(s) of the Potential Bidder who shall either guarantee the obligations of the Potential Bidder or provide such other form of financial disclosure and credit-quality support information or enhancement reasonably acceptable to the Sellers and their advisors; and

22. A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded, (c) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing), (d) any anticipated regulatory approvals required to close the transaction, the anticipated time frame and any anticipated impediments for obtaining such approvals, (e) any conditions to closing that it may wish to impose in addition to those set forth in the Agreement, and (f) the nature and extent of additional due diligence it may wish to conduct.

As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii), and (iii) above, the Sellers, in consultation with the Creditors’ Committee, shall determine whether the Potential Bidder is a Qualified Bidder, and shall notify the Potential Bidder, and the Purchaser in writing. The Sellers will endeavor to make such determination within 24 hours of receiving the materials set forth in subparagraphs (i)-(iii) above. The Sellers will provide all information received pursuant to the above subparagraphs to the Creditors’ Committee regardless of whether the Sellers determine that the Potential Purchaser providing such information is a Qualified Bidder.

At the same time that the Sellers notify the Potential Bidder that it is a Qualified Bidder, the Seller shall provide to the Qualified Bidder (i) access to the same confidential evaluation materials provided by the Sellers to the Purchaser containing financial information and other data relative to the Acquired Assets sought to be acquired and/or such other information as the Qualified Bidder may reasonably request (provided, that all such additional information shall also be provided to the Purchaser), and (ii) a copy of the Agreement, marked to delete references to the Termination Fee (as defined below), which is payable only to the Purchaser; provided, however, that notwithstanding clause (i) of this sentence, the Sellers shall not be required to provide confidential or proprietary information to a Potential Bidder or a Qualified Bidder who is a competitor of the Sellers if the Sellers and their advisors, in consultation with the Creditors’ Committee, reasonably believe that disclosure of such information would be detrimental to the interests and operations of the Sellers or the Purchaser as the proposed acquirer of the Acquired Assets. Notwithstanding the foregoing, the Sellers shall attempt to consensually resolve disclosure disputes with Qualified Bidders using the protocols that are customary and usual for transactions such as those contemplated by the Agreement.

Due Diligence

Only Qualified Bidders may conduct due diligence. Due Diligence access may include management presentations as may be scheduled by the Sellers, access to physical and online data rooms, on-site inspections and such other matters which a Qualified Bidder may request and as to which the Sellers, in their reasonable exercise of discretion, may agree. The Sellers will designate employee(s) or other representative(s) to coordinate all reasonable requests for additional information and due diligence access from a Qualified Bidder. If any Qualified Bidder receives any information related to the Acquired Assets from the Sellers not previously given to the Purchaser, the Sellers shall immediately provide the Purchaser with such information. The Debtors will endeavor to provide all Qualified Bidders with the same information related to the Acquired Assets. The Sellers may, in their discretion, coordinate due diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or on-site inspections. Neither the Sellers nor any of their affiliates (or any of their respective representatives) are or shall be obligated to furnish any information relating to the Business to any person other than to Qualified Bidders. Qualified Bidders are advised to exercise their own discretion before relying on any information regarding the Business provided by anyone other than the Sellers or their representatives.

Bid Deadline

A Qualified Bidder that desires to make a Bid shall deliver written copies of its Bid (defined below) to (i) Vedder Price Kaufman & Kammholz, P. C., 222 N. LaSalle Street, Suite 2600, Chicago, Illinois 60601, Attention: John McEnroe, Esq.; (ii) Shaw Gussis Fishman Glantz Wolfson & Towbin LLC, 321 North Clark Street, Suite 800, Chicago, IL 60610, Attention: Brian L. Shaw, Esq., (iii) Skadden, Arps, Slate, Meagher & Flom LLP, 333 W. Wacker Drive, Chicago, IL 60606, Attention: George Panagakis, Esq.; and (iv) Enesco Group Inc., 225 Windsor Drive, Itasca, IL 60143, Attention: Marie Graul, not later than 11:00 a.m. (Central time) on February 12, 2007 (the “Bid Deadline”). Upon receipt for each Bid, counsel for the Sellers shall distribute a copy of the Bid by facsimile transmission, personal delivery or reliable overnight courier service in accordance with the Agreement to counsel for (i) the Purchaser, (ii) counsel for any statutory committees appointed in the Sellers’ Chapter 11 cases, and (iii) the office of the United States Trustee.

Bid Requirements

“Bid” shall mean one or more letters from one or more Persons whom the Sellers, in consultation with the Creditors’ Committee, have determined, in the exercise of their fiduciary duties, are financially and otherwise able to consummate the purchase of the Acquired Assets (a “Qualified Bidder”) stating that (i) such Qualified Bidder offers to purchase all of the Acquired Assets upon the terms and conditions set forth in a copy of the Agreement, together with all Exhibits and Schedules hereto (the “Definitive Sale Documentation”), marked to show those amendments and modifications to the Definitive Sale Documentation, including, but not limited to, price and the time of closing, that such Qualified Bidder proposes, (ii) such Qualified Bidder is prepared to enter into and consummate the transaction not later than 45 days from the date of execution of the Agreement, and (iii) each such Qualified Bidder’s offer is binding until 48 hours after the earlier of (X) the closing of a purchase and sale of the Acquired Assets, and (Y) the date that is 90 days after submission of the Qualified Bid to the Sellers (or such later date specified in the Qualified Bid). A Qualified Bidder (other than the Purchaser) shall accompany its Bid with written evidence of a commitment for financing or other evidence of financial ability to consummate the transaction satisfactory to the Sellers and a deposit in an amount equal to or greater than 5.0% of the purchase price proposed in such Bid in the form of a bank check (which may be substituted by a wire transfer pursuant to instructions to be issued by the Sellers upon request) (the “Good Faith Deposit”).

The Sellers, in consultation with the Creditors’ Committee, will consider a Bid as a higher or better offer (“Qualified Bid”) only if in the Sellers’ business judgment the Bid meets the following requirements:

it complies in all material respects with these Bidding Procedures;

23. it is a proposal which the Sellers determine, in their good faith opinion, is not materially more burdensome or conditional than the terms of the Agreement and has a value greater than or equal to the sum of (x) the value, as reasonably determined by the Sellers and/or their advisors, of Purchaser’s offer4 plus (y) the amount of the Termination Fee (as described in Section 4.6 of the Agreement) plus (z) in the case of the initial Qualified Bid, $500,000;

24. it is not conditioned upon the Qualified Bidder obtaining financing or on unperformed due diligence;

25. it proposes an all cash purchase price, but may include the assumption of the Sellers’ liabilities;

26. it is accompanied by satisfactory evidence of committed financing or other ability to perform; and

27. it is accompanied by a deposit (by means of a certified bank check from a U.S. bank or by wire transfer) equal to or greater than 5.0% of the proposed purchase price.

Only Qualified Bids will qualify for consideration at the Auction (as defined below). If the Sellers do not receive any Qualified Bids, the Sellers will report the same to the Bankruptcy Court and will proceed with a sale and assignment of the Acquired Assets to Purchaser pursuant to the terms of the Agreement. The Agreement executed by the Purchaser shall constitute a Qualified Bid for all purposes.

Auction

If Sellers receive any Qualified Bids, other than that of the Purchaser, Sellers will conduct an auction (the “Auction”) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, on February 14, 2007, beginning at 11:00 a.m. (Central time) or such later time or other place as Sellers shall notify all Qualified Bidders who have submitted Qualified Bids. Only the Purchaser, any statutory committees appointed in the Sellers’ Chapter 11 cases, and those Qualified Bidders who have timely submitted Qualified Bids, and each of their respective advisors, shall be entitled to attend the Auction, and only the Purchaser and the Qualified Bidders shall be entitled to make any subsequent Qualified Bids at the Auction. Bidding at the Auction will continue until such time as the highest and best Qualified Bid is determined.

At least one Business Day prior to the Auction, the Sellers will give the Purchaser and all other Qualified Bidders a copy of the highest and best Qualified Bid received (the “Initial Successful Bid”) and copies of all other Qualified Bids. In addition, Sellers will inform the Purchaser, each Qualified Bidder who has expressed its intent to participate in the Auction and the Creditors’ Committee of the identity of all Qualified Bidders entitled to participate in the Auction.

Based upon the terms of the Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their reasonable judgment, and in consultation with the Creditors’ Committee, may conduct the Auction in the manner they determine will achieve the maximum value for the Acquired Assets, subject to and consistent with these Bidding Procedures and the Bidding Procedures Order.

At the Auction, Qualified Bidders will be permitted to increase their Bids, and all Bids shall be made and received in one room on an open basis. All participating Qualified Bidders shall be entitled to be present for all bidding with the understanding that the true identity of each participating Qualified Bidder shall be fully disclosed to all other Qualified Bidders and that all material terms of each Bid will be fully disclosed to all other participating Qualified Bidders throughout the entire Auction. The bidding shall be in increments of not less than $100,000 greater than the value proposed in the immediately preceding Qualified Bid that the Sellers have determined to be the highest and/or best Qualified Bid.

Upon conclusion of the Auction, the Sellers, in consultation with the Creditors’ Committee, shall identify the Qualified Bid that in their business judgment is the highest or best Qualified Bid (the “Successful Bid”). The Sellers shall notify all Qualified Bidders at the Auction, prior to its adjournment, of the name of the Qualified Bidder having made the Successful Bid (the “Successful Bidder”). At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval.

If the Sellers do not receive any Qualified Bids other than that of the Purchaser by the Bid Deadline, then the Purchaser shall be deemed the Successful Bidder and the Sellers shall not hold the Auction.

Acceptance of Qualified Bids

Subject to Bankruptcy Court approval, the Sellers shall effect the Sale with the Successful Bidder. If the Successful Bidder fails to consummate an approved Sale because of a breach or a failure to perform on the part of such Successful Bidder, the otherwise best Qualified Bid shall be deemed to be the Successful Bid and the Sellers shall be authorized to effect the Sale to such bidder without further order of the Bankruptcy Court. The Sellers’ presentation to the Bankruptcy Court for approval of the Successful Bid does not constitute the Sellers’ acceptance thereof, except with respect to the Bid of the Purchaser as reflected in the Agreement (subject to higher or otherwise better Qualified Bids and subject to Bankruptcy Court approval). The Sellers have accepted other Qualified Bids only when such Qualified Bids have been approved by the Bankruptcy Court at the Sale Hearing.

The Sale Hearing

The Sale Hearing is presently scheduled to take place on February 15, 2007 at 9:30 a.m. (Central time) before the Honorable A. Benjamin Goldgar United States Bankruptcy Judge for the Northern District of Illinois. At the Sale Hearing, the Sellers will seek entry the Sale Approval Order, among other things, authorizing and approving the Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Purchaser pursuant to the terms and conditions set forth in the Agreement, or (ii) if a Qualified Bid is received by the Sellers, to the Successful Bidder, as determined by the Sellers in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the bid submitted by the Successful Bidder. The Sale Hearing, subject to the consent of the Purchaser (which consent shall not be unreasonably withheld), and with notice to the Creditors’ Committee, may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

Failure to Consummate Purchase

If the Successful Bidder (other than the Purchaser) fails to consummate the Sale, and such failure is the result of a breach by the Successful Bidder, such Successful Bidder’s Good Faith Deposit shall be forfeited to the Sellers and, except to the extent provided such bidders’ marked agreement, the Sellers specifically reserve the right to seek all available damages from such person.

Return of Good Faith Deposit

The Good Faith Deposits of all Qualified Bidders shall be retained by the Sellers and held in escrow in an interest bearing account and all Qualified Bids will remain open, notwithstanding Bankruptcy Court approval of a sale pursuant to the terms of a Successful Bid by a Qualified Bidder, until 48 hours after the earlier of (X) the closing of the sale of the Acquired Assets, and (Y) the date that is 90 days after submission of the Qualified Bid to the Sellers (or such later date specified in the Qualified Bid) (the “Return Date”). On the Return Date, the Sellers shall return the Good Faith Deposits of all Qualified Bidders, except the Successful Bidder, with the accrued interest.

3 Capitalized terms not defined herein shall have the same meanings ascribed to them in the Agreement.

4 The Aggregate Consideration provided by the Purchaser in the Agreement is based on the amount outstanding under the Postpetition Loan Agreement . As of the date of the Sale Notice, the Aggregate Consideration would be $71,000,000.